Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Intersects 15.94% eU3O8 over 7.0 m, and extends the Sakura Zone at the Christie Lake Project in Eastern Athabasca Basin, Canada

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Expanding High-Grade Footprint: UEC intersects additional high-grade uranium mineralization with CB-183-1, at the Christie Lake Project (“the Project”). This intersection expands the footprint of the high-grade mineralization at the Sakura Zone, that was first reported in October last year.

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Premier Location: Christie Lake is nine km northeast of McArthur River, the world’s largest high-grade uranium mine, and along the same geological trend (see Figures 1 & 2). The Sakura Zone, discovered in August 2022, is along the Yalowega mineralized corridor (see Figure 3).

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Infrastructure Advantage: The Project straddles the Eastern Athabasca High Grade Uranium Corridor, representing a 19,576 acre land package in close proximity to the existing infrastructure of the uranium operations of McArthur River and Cigar Lake.

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Synergies with Roughrider Project: Christie Lake is one of the key projects in UEC’s Eastern Athabasca Hub strategy and has excellent synergy potential with the Roughrider and Horseshoe-Raven Projects.

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Ongoing Exploration: These intercepts represent the continuation of the 3-month winter campaign. More holes are anticipated to be reported over the winter, leading to an update of the Christie Lake resource in 2023.

Corpus Christi, TX, March 6, 2023 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce uranium mineralization in drill hole CB-183-1 that grades 7.90% eU3O8 over 14.3 metres, including a subinterval that grades 26.16% eU3O8 over 3.8 metres (Table 1). This result expands the footprint of high-grade uranium mineralization at the Sakura Zone at the Christie Lake Project to the northeast approximately 14 metres from CB-178-1.

Chris Hamel, Vice President Exploration, Canada stated: “The continued success at the Sakura Zone demonstrates the potential of the Yalowega Trend at Christie Lake to host high-grade uranium mineralization. We are eager to continue with exploration along this trend in the 2023 program. The Yalowega Trend is the northerly extension of the McArthur River fault system onto the Christie Lake Project and gives UEC the opportunity to explore along this uniquely well-endowed mineralized trend that only Cameco and Orano otherwise have access to.”

Vertical depth to the unconformity-hosted mineralization at Christie Lake is between 400 and 420 metres (“m”) from surface. This is shallower by about 100 m than McArthur River and at approximately the same depth as Cigar Lake. The McArthur River and Cigar Lake Deposits are the archetypical high-grade Athabasca super-deposits with combined reserves and past production of 985.7 million lbs. of uranium.

Additional follow up with drill hole CB-183-2 also encountered uranium mineralization at the unconformity that grades 0.21% eU3O8 over 2.2 metres. This hole is interpreted to lie along the southern periphery of the Sakura Zone, defining the southern extent of the mineralization in that area.

UEC plans to drill at least 17,000 metres in 2023 through the Christie Lake winter and summer drill programs. To date, the company has drilled 7,500 metres in the winter program that is designed to continue through March. The summer program is planned to commence after the snow melt.

Table 1: Christie Lake Radiometric Equivalent Grades from CB-183-1

Hole		From (m)	To (m)	Width (m)	Grade (% eU3O8)	Cut-off Grade (% eU3O8)
CB-183-1		417.9	432.2	14.3	7.90	0.05
	incl.	421.8	428.8	7.0	15.94	1.0
	incl.	423.2	427.0	3.8	26.16	10.0
CB-183-2		423.6	426.2	2.6	0.19	0.05
	Incl.	423.9	426.1	2.1	0.21	0.1

Notes:

1.	True widths of the mineralization reported in Table 1 is anticipated to be 90-95% of core length but cannot be verified at this time.

2.	eU3O8 refers to radiometric equivalent grade U3O8, and it determined using calibrated down-hole radiometric probes, a process further discussed in the section “About Radiometric Grades”.

Figure 1 - UEC's Athabasca Basin Projects

About Canada’s Athabasca Basin

The Athabasca Basin is a world-class uranium district in the northern portion of the provinces of Saskatchewan and Alberta in Canada, occupying an area of about 100,000 square kilometres. The unique geology of the Athabasca Basin deposits can result in deposit grades that exceed the world average of uranium deposits of 0.2% U3O8 by up to 100 times.

All of Canada’s current uranium production occurs from the mines located in the Athabasca Basin. According to the World Nuclear Association, the Athabasca Basin was responsible for producing 9.7% of the world’s uranium production in 2021.

Uranium mineralization in the Athabasca Basin occurs in fault structures that penetrate the interface between the sandstone and underlying basement rocks, known as the unconformity. Uranium can be found at the interface, known as the unconformity, or can occur several hundreds of metres below the unconformity surface in the underlying basement fault structures. .

The uranium concentrations from holes presented above from the radiometric equivalent uranium grade (“REG”), denoted as eU3O8, which is determined in-situ within the drill hole. For more information on REGs please see the “About Radiometric Equivalent Grades” section below.

The core recovery from parts of the mineralized zone in hole CB-183-1 is estimated at approximately 60%. The portions of the core recovered from the interval confirm the presence of very high-grade uranium mineralization. Thus, the Company believes that assay results collected from the mineralized interval may not be representative of the true concentration of uranium present and that the REG presented above will be a more accurate estimate of grade.

About Radiometric Equivalent Grades

The eU3O8 grades were estimated in-situ within the drill holes using calibrated down-hole radiometric gamma probes which are lowered down the hole, a method commonly used by uranium explorers and miners in the Athabasca Basin. The probe records the amount of radioactivity present in the rock adjacent to the probe as it moves up and down the hole.

The probes were calibrated prior to the commencement of the current drill program at the Saskatchewan Research Council’s (“SRC”) test pit facility in Saskatoon. Using down-hole probes to calculate radiometric equivalent grades is a common practice by uranium mining companies in the Athabasca Basin. Down-hole probes can accurately measure uranium concentration by measuring the light flashes that occur every time the probe’s scintillator is struck by a gamma radiation particle emitted from uranium crystals. The number of light flashes are ‘counted’ by a photomultiplier tube. Sometimes within high-grade intervals, a process called ‘saturation’ occurs when light emitted by the probe’s scintillator overwhelms the photomultiplier tube’s ability to ‘count’ individual light flashes. In this case, it can be difficult to accurate determine radiometric equivalent grades.

Samples from all holes have been collected for assay analysis to confirm these equivalent grades. The samples will be analyzed at the SRC’s Geoanalytical Laboratory in Saskatoon, Saskatchewan, with results expected in the coming weeks.

About the Christie Lake Project

UEC holds an 82.775% combined direct and indirect interest in the Christie Lake Project which is a joint venture with JCU (Canada) Exploration Company, Limited, a company that is 50% owned by UEC’s wholly owned subsidiary UEX Corporation. UEC’s direct ownership in Christie Lake is 65.5492% and indirect ownership through its 50% ownership in JCU is 17.2254%

The Christie Lake Project is located in the eastern Athabasca Basin (see Figures 1 & 2) approximately 9 km northeast of Cameco’s McArthur River Mine, the world’s largest and highest-grade uranium mine. The controlling structure of the McArthur River Mine deposits, the P2 fault, continues to the northeast beyond the mine and trends into the Christie Lake Project. Our technical team believes that, through a series of en-echelon steps, the northeast strike extension of the P2 Fault not only crosses the Christie Lake Project but also controls the three known uranium deposits on Christie Lake: the Ōrora, Paul Bay and Ken Pen Deposits as well as the newly discovered Sakura Zone.

Figure 2 - Christie Lake Project Location

Figure 3 - Sakura Zone Mineralization - preliminary zone boundaries

N
S
E
W
CB-176A
68.7% eU_3O_8 / 2.1m
CB-183-1
7.9% eU_3O_8 / 14.3m
Sakura
CB-173
3.8% eU_3O_8 / 18.6m
CB-183-2
0.19% eU_3O_8 / 2.6m
CB-178-1
5.4% eU_3O_8 / 15.6m
Ken Pen
Legend
2023 Collars
2022 Collars
Historical Collar
2023 Unconformity Intersection
Historical Unconformity Interstion
Yalowega_Fault_Subcrop
Sakura Mineralization (> 10% U_3O_8)
Mineralization (> 0.05% U_3O_8)
40 20 0 40
Meters
1:1,500

JCU

JCU (Canada) Exploration Company, Limited

Christie Lake Project
C Trend

UEC
Uranium Energy Corp

Qualified Persons and Data Acquisition

The technical information in this news release has been reviewed and approved by Chris Hamel, P.Geo., UEC’s Vice President Exploration, Canada who is considered to be a Qualified Person as defined by S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.